Exhibit 22
List of Guarantor Subsidiaries
TWDC Enterprises 18 Corp (“Legacy Disney”) is a subsidiary of The Walt Disney Company (“TWDC”) and, as of October 2, 2021, a guarantor of TWDC’s registered debt securities. Legacy Disney is also an issuer of registered debt securities, which is guaranteed by TWDC. At October 2, 2021, the registered debt securities were as follows:

CUSIPs for TWDC Registered Debt Securities Guaranteed by Legacy Disney

254687FH4 / 254687FJ0 / 254687FK7 / 254687FL5 / 254687FM3 / 254687FN1 / 254687FP6 / 254687FQ4 / 254687FR2 / 254687FS0 / 254687CM6 / 254687CP9 / 254687CR5 / 254687CT1 / 254687CV6 / 254687CX2 / 254687CZ7 / 254687DB9 / 254687DD5 / 254687DF0 / 254687DH6 / 254687DK9 / 254687DM5 / 254687DP8 / 254687DR4 / 254687DT0 / 254687DV5 / 254687DX1 / 254687DZ6 / 254687EB8 / 254687ED4 / 254687EF9 / 254687EH5 / 254687EK8 / 254687EM4 / 254687EP7 / 254687ER3 / 254687ET9 / 254687EV4 / 254687EX0 / 254687EZ5 / 254687FB7 / 254687FD3 / 254687FF8 / 254687FU5 / 254687FV3 / 254687FW1 / 254687FX9 / 254687FY7 / 254687FZ4 / 254687GA8

CUSIPs for Legacy Disney Registered Debt Securities Guaranteed by TWDC

25468PCT1 / 25468PDQ6 / 25468PDS2 / 25468PCW4 / 254687CD6 / 25468PDF0 / 25468PDK9 / 25468PDM5 / 25468PDV5 / 25468PBW5 / 25468PCP9 / 25468PCR5 / 25468PCX2 / 25468PDB9 / 25468PDN3 /